                                                                 EXHIBIT 10(vv)


          CLINICAL STUDY OF THE EXAMINATION OF BREASTS FOR IDENTIFICATION OF
             SUSPICIOUS TISSUE USING CLINICAL EXAMINATION AND MAMMOGRAPHY
                   WITH AND WITHOUT THE TMI THERMAL IMAGING SYSTEM









      DATE: OCTOBER 10 1997

      SPONSOR:  THERMAL MEDICAL IMAGING, INC.
          1760 SOUTH TELEGRAPH ROAD, #202
          BLOOMFIELD HILLS, MI   48302
          PHONE:  (810) 745-4960
          FAX:  (810) 745-4965


      MEDICAL MONITOR:  CHRIS CHAPMAN M.D.
          QUINTILES MTC
          1300 N. 17TH STREET, STE. 300
          ARLINGTON, VA 22209
          PHONE:  (703) 276-0400
          FAX:  (800) 246-3224


      CLINICAL MONITOR:  QUINTILES MTC
          1300 N. 17TH STREET, STE. 300
          ARLINGTON, VA 22209
          PHONE:  (703) 276-0400
          FAX:  (703) 276-1312


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                                  TABLE OF CONTENTS


                                                                            PAGE
1.0 Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.0 Description of the TMI System. . . . . . . . . . . . . . . . . . . . . . . 4
     2.1 Data Acquisition Device Description . . . . . . . . . . . . . . . . . 4
     2.2 Data Analysis Process . . . . . . . . . . . . . . . . . . . . . . . . 8

3.0 Protocol Rationale . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     3.1 Study Objective . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     3.2 Study Design. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     3.3 Final Determination of Subject Status . . . . . . . . . . . . . . . .10
     3.4 Study Population. . . . . . . . . . . . . . . . . . . . . . . . . . .10
     3.4.1 Number of Subjects. . . . . . . . . . . . . . . . . . . . . . . . .10
     3.4.2 Inclusion Criteria. . . . . . . . . . . . . . . . . . . . . . . . .10
     3.4.3 Exclusion Criteria. . . . . . . . . . . . . . . . . . . . . . . . .10
     3.5 Study  Endpoints. . . . . . . . . . . . . . . . . . . . . . . . . . .11

4.0 Study Procedures And Evaluations . . . . . . . . . . . . . . . . . . . . .12
     4.1 Subject Enrollment. . . . . . . . . . . . . . . . . . . . . . . . . .12
     4.2 Informed Consent. . . . . . . . . . . . . . . . . . . . . . . . . . .12
     4.3 TMI Imaging . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     4.4 Further Diagnostic Testing. . . . . . . . . . . . . . . . . . . . . .13
     4.5 Data Collection . . . . . . . . . . . . . . . . . . . . . . . . . . .13

5.0 Evaluation Criteria. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     5.1 Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     5.2 Safety. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

6.0 Statistical Analysis . . . . . . . . . . . . . . . . . . . . . . . . . . .16

7.0 Unanticipated Adverse Device Effects . . . . . . . . . . . . . . . . . . .18
     7.1 Description . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     7.2 Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

8.0 Investigator Responsibilities and Obligations. . . . . . . . . . . . . . .19
     8.1 Investigator Responsibilities . . . . . . . . . . . . . . . . . . . .19
     8.2 Investigator Records. . . . . . . . . . . . . . . . . . . . . . . . .19
     8.3 Investigator Reports. . . . . . . . . . . . . . . . . . . . . . . . .20

9.0 Institutional Review Board (IRB) . . . . . . . . . . . . . . . . . . . . .23
     9.1 IRB Responsibilities. . . . . . . . . . . . . . . . . . . . . . . . .23
     9.2 IRB Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23

10.0 References. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25

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Thermal Medical Imaging, Inc.                                       CONFIDENTIAL
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APPENDICES


I.        Procedures for the TMI Clinical Trial Protocol
II.       ACR Breast Imaging Reporting and Data System
III.      Case Report Forms
IV.       Informed Consent Materials
V.        Investigator Agreement
VI.       Unanticipated Adverse Event Form
VII.      Specification for the TMI System


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       CLINICAL EVALUATION OF THE TMI THERMAL IMAGING SYSTEM FOR USE IN SUBJECT
        EXAMINATION FOR IDENTIFICATION OF POTENTIALLY MALIGNANT BREAST TISSUE

                                       SYNOPSIS
--------------------------------------------------------------------------------
Title                    Clinical Study of the Examination of Breasts for
                         Identification of Suspicious Tissue Using Clinical
                         Examination and Diagnostic Mammography With and Without
                         the TMI Thermal Imaging System.
--------------------------------------------------------------------------------
Study Objective          The objective of the study is to determine if TMI when
                         used in conjunction with clinical examination and/or
                         diagnostic mammography increases the ability of
                         physicians to differentiate benign from malignant, or
                         suspicious, breast abnormalities.
--------------------------------------------------------------------------------
Study Design             ROC analysis, and performance parameters (sensitivity,
                         specificity) will be determined and compared between
                         clinical examination and/or diagnostic mammography with
                         and without the TMI System.  For each subject in the
                         study results of levels of suspicion from both
                         examinations will be assessed against breast cancer
                         status determined independently by pathology.
--------------------------------------------------------------------------------
Final Determination of   -Pathology finding from surgical or core biopsy will be
Subject Status           used as the gold standard
--------------------------------------------------------------------------------
Study Population         The study will include subjects recommended for
                         surgical or core biopsy, based on diagnostic
                         mammography and/or abnormal findings on clinical
                         examination.  Sample size will be 600.
--------------------------------------------------------------------------------
Evaluation of Results    Statistical analysis will consist of the following:

                         - ROC analysis of the clinical examination and/or diagnostic mammography with and without TMI System.

                         - Comparison of the performance parameters for clinical examination and/or diagnostic mammography with and without the TMI System, using the final determination as the "gold standard".

                         - Comparison of the agreement of the Investigator determination (benign vs. malignant) between clinical examination and diagnostic mammography with and without the TMI System with the final determination.

                         Additional sub-analyses will be conducted as appropriate.

--------------------------------------------------------------------------------

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      1.0 INTRODUCTION

Breast cancer is currently the second leading cause of death among women in North America. One in eight women will be diagnosed with breast cancer in her lifetime, and one in thirty will die from it.


Currently, there is no clear method of preventing breast cancer, meaning that early detection followed by appropriate treatment is the only effective means of controlling the disease. In recent years, there has been a decrease in the mortality rate from breast cancer due to the increased awareness among women of the importance of routine examinations.

Survival rates after the detection of breast cancer vary depending on the stage at which it is diagnosed. The rates of Stage I and in situ (non-invasive) cancers being diagnosed has increased since 1980, nearly doubling in both African-American and white women. Overall survival rates for breast cancer are favorable, at 83.1% for 5 years. For cancers diagnosed in Stage I the five year survival rate is 96.2%, thus survival rates are highest when breast cancer is diagnosed early. Increased screening frequency means that masses are being found at an earlier stage. In 1983, 51% of all localized masses detected were below 2 cm in size, whereas in 1988, 62% of localized masses were below 2 cm.

Treatment for breast cancer depends on the type of cancer as well as the stage at which it is diagnosed. Infiltrating ductal carcinoma is the most common type of breast cancer, accounting for 70% of cases. Inflammatory breast cancers, which are found in 1% to 4% of cases have the worst prognosis. Carcinoma in situ, a non-invasive cancer which is rarely palpable but is detectable by imaging has the best prognosis.

Currently, the medical community feels that palpation and mammograms are the most effective techniques for the detection of breast masses. Only these two modalities are used for large scale screening of women.

PALPATION
Palpation, in the form of breast self-exams, is recommended on a monthly basis for women of all ages. The overwhelming majority of masses are discovered during breast self-exams (BSE). The average size of a mass detected by women practicing regular BSE is 1.3 cm. There is an 85% to 90% chance of survival if tumors are treated between 1 cm and 2 cm. Palpation by a gynecologist is recommended on an annual basis at the time of a pap smear, for women over the age of 20. Experienced gynecologists are able to detect, via palpation, masses less than one centimeter in diameter.


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BREAST IMAGING
Mammograms are recommended for women over 50 on an annual basis because most breast cancer is found in this age group. The subject of mammogram recommendations for women under 40 has been the topic of much recent controversy. After an inital non-commital stance on the issue, NCI has recommended women begin to have annual screening mammograms in their 40's. Experts often advise women with family histories of breast cancer to have mammograms at an even earlier age. The size of mass detected by regular mammograms can be as small as 0.3 cm. The average size of tumor detected by a first mammogram is 0.65 cm.

The use of mammography is rising rapidly. The National Center for Health Statistics reports that between 1987 and 1992, the percentage of women 50 years or older who have had a mammogram in the past two years had doubled from 28% to 56%. The number of women over 40 who had ever had mammorgrams increased by 50% in 1990. This rapid increase is due to rising public awareness, increased access as more machines are installed and low cost screening programs are instituted, and the fact that MediCare and the vast majority of private insurers are reimbursing subjects for the procedure.

Although mammograms and clinical examination are currently the most frequently used method for the screening of breasts, they have significant limitations.

Ideally, any clinical test would generate results as close to the true state of disease as possible. This means that all cases of true disease (true positive rate) would be identified while no false states of disease would be reported (false positive rate). A screening tool is a test designed for use on an asymptomatic population. In screening, it is of utmost importance that no possible cancer go undetected. In other words, the test should have a high degree of sensitivity. A diagnostic tool is designed for use in a population showing some symptoms of disease. In a diagnostic test it is most important that there be few false positive results, or a high degree of specificity. Although mammography and clinical examination are considered effective screening tools, their lack of specificty causes many false alarms.

In the case of breast cancer, a surgical procedure, biopsy, is needed in order to make an accurate diagnosis based on pathology. The vast majority of lesions for which a biopsy is recommended, are benign. National statistics indicate that between two-thirds and four-fifths of all biopsies have benign results. About 750,000 biopsies are performed each year. As the majority of these operations have benign results, hundreds of thousands of women are undergoing uneeded pain, stress and expense.


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Multiple improvements have been made in recent years to increase the specificity of mammograms. Other imaging modalities have been tested for use in conjunction with mammogram and physical examination, including Ultrasound, CAT and MRI. Although promising, CAT and MRI are too costly to be used routinely. The most significant of these is improvements is high-definition ultrasound. Ultrasound facilitates the distinction of benign from malignant masses by imaging the mass and structure of lesions. Ultrasound images are created through the use of sound waves. Ultrasound is substatially more cost effective than CAT or MRI, but still has some limitations. It has a high rate of false positive examinations at 41%, and like mammography, relies on the subjective interpretation of shadows and borders.


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      2.0 DESCRIPTION OF THE TMI SYSTEM

The TMI Process is composed of two independent but interrelated functions; data capture and data analysis.

The TMI System captures thermal data through the detection of infrared energy emitting from the body. The TMI examination is a dynamic test, whereby the subject is thermally challenged and the physiological response of the body is recorded with the infrared camera. These images are then analyzed, or post processed, with an algorithm specifically designed to highlight thermal patterns during the thermal challenge.

The proposed advantage of the TMI System is to provide a safe, cost-effective adjunctive examination to diagnostic mammography and/or clinical examination for the early diagnosis of breast cancer. It is expected to allow consistent detection of breast cancer in the earliest, most treatable stages while maintaining a high deghree of sensitivity. The specification for the TMI System is included as Protocol Appendix VIII.

      2.1 DATA ACQUISITION DEVICE DESCRIPTION

Infrared cameras became available in the 1950's having originated in the aerospace program. Physicians began to use them to measure temperature distribution over the human body. These physicians found that distribution of skin temperature is not uniform, even in well defined areas of the body. Additionally, they found that in some people, the temperature variation over certain organs of the body was spotty or asymmetrical, indicating that a neurological or vascular problem existed in the area. At the time, these diagnoses were not taken seriously because the malady could often not be confirmed through other diagnostic methods. Significant advances have been made in both the computer and medical technology fields since that time.

The parallel evolution of infrared imaging technology and the data processing capability of computers have simultaneously reached an unprecedented point of sophistication. The resolution of infrared imaging devices has increased rapidly since the first clinical adaptation of the technology from the defense industry. The Barnes Thermograph developed in the mid 1960's, was an analog machine with a resolution of 13 data points per square millimeter, a temperature accuracy of within .5 DEG.C and an acquisition rate of 4 minutes per frame. The TMI System is a digital system with a resolution of 414.5 data points per square millimeter, a temperature accuracy of within .02 DEG.C and a data acquisition rate of .0015 seconds per frame.


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Computer technology has also experienced a dramatic evolution in the past 25 years. The first computer chip introduced by the founder of Intel in 1971 was able to process data at a rate of .06 MIPS ( millions of instructions per second). Since that time the continued technical evolution of computers has continued and allowed businesses and individuals to access compute power previously available only to the government. The technical configuration of the computer being used in the analysis of data from the TMI clinical test has a processing capacity of 8,000 MIPS and can be expanded to 72,000 MIPS.

These advances in technology have allowed TMI to combine the data capture and data analysis functions necessary for the consistent and reproducible acquisition and subsequent processing of patient data. Unlike prior versions of infrared imaging devices, the system employed by TMI does not rely on the static image generated by the infrared camera for diagnostic decision making. The data analysis procedure post processes the data acquired by the infrared camera by highlighting anomalies, or artifacts, in the mathematical temperature data.

A computerized thermal image system charts the infrared energy emanating from the human body. Infrared energy allows non-contact measurement of surface temperatures. The level of infrared energy is proportional to the temperature of the subject, thus changes in the temperature stimulus alter the amount of infrared energy radiated from the subject.

The TMI System captures the thermal patterns emanating from the human breast using an Infrared Detection System (IDS System). The IDS System detects temperature differentials with precision and images them dynamically so that abnormalities are found through the minute deviations or patterns in the temperature structure of the body. By capturing and digitizing the emitted energy with a high degree of resolution and accuracy, the system produces information in the form of mathematical temperature values at registerable pixel locations, which allows the distinct heat signatures of malignant masses to be detected.

The system is comprised of an Optics Unit (OU), the Central Processing Unit
(CPU), Input Devices (ID), Display Unit (DU) and Power Distribution Unit (PDU).

The Optics Unit consists of the scanning mirror optical system, the Infrared Detector, temperature references, and necessary circuitry for frame sychronization, signal preamplification, automatic focusing and communication with the CPU. Infrared energy from the subject enters the TMI System through the front panel viewport. A horizontal mirror produces one video line for each mirror facet as it rotates through the optical axis.


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The CPU employs a Pentium-Registered Trademark- based computer with a
UNIX-Registered Trademark- operating system. The CPU contains proprietary circuit boards to provide multitasking capabilities, high speed video display and two way communication with the Optics Unit. The interactive communication between the Optics Unit and the CPU and the ability of the CPU to manipulate and display thermal images and their associated data in a variety of forms is the core of the TMI System. The CPU must orchestrate all input and output data, provide memory for temporary data storage, perform mathematical calculations, communicate with peripherals and accept and respond to user commands.

Two primary Input Devices are provided with the system, a specialized keyboard and a mouse pointing device. The combination of these two devices and the resident system software offer the user simple menu control of thermal imaging, display selection and data management functions.

The Display Unit is a self-contained, high resolution color monitor. The unit is capable of clearly displaying 1024 by 728 resolution points and up to 256 colors or shades of gray per image.

The Power Distribution Unit is the system interface to power sources. The unit accepts local power input then conditions and distributes power for the rest of the system.

The IDS System contains a variety of specialized application software. The Optics Unit Control software controls image generation, image size, image density, number of images, frame rate, field-of-view colors and temperature range. The Image Analysis Software allows the user to define an area of specific interest within an image and allows the system to calculate selected temperature parameters within the area. The DataBase Management Software allows for specific record identification and the subsequent sorting, maintenance, storage and recall of data by key word, name, date or other attributes.

TMI employs a proprietary patient positioning and cooling table in the data acquisition process. The positioning table was designed to:

- maximize breast area viewed to include surrounding chest area and lymph nodes
-     limit subject movement during exam
-     ensure consistent cooling
- accommodate registration to rectify any residual subject breathing movement

The positioning table consists of an examination table, cooling system and mirror system. The table is similar to a stereo-tactic biopsy table, on which the subject lies prone with breasts suspended through openings. The table is constructed of extruded aluminum with a yield strength of at least


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35,000 psi and strength to weight ratio of at least 16,000 psi.  The TMI System camera is positioned at a 90 DEG. angle to the breasts, within the table.

The mirror system is used to capture images of the breasts and surrounding areas at a 360 DEG. view. The system consists of a bounce mirror and eight circumferential mirrors with selenium oxide protected gold plating. The mirror characteristics allow optimal reflection in the 8 to 12 micron range, with approximately 45 degrees of incidence and 99% reflection efficiency.

A regulated flow of cold air is supplied by a variable flow rate, variable cooling unit located beneath the foot of the examination table. The system provides 150 cubic feet per minute of cooled air. The air is directed at the breasts through a series of ducts and fans, ensuring measureable temperature and air flow. The ducting is 6 inches in diameter to the manifold, and 3 inches in diameter to the diffuser register. The temperature is adjustable via the heater from 15 DEG. below ambient to ambient at the diffuser exit. The mechanism is controlled by the technician to ensure rapid, consistent yet comfortable cooling of the breast area.

      2.2 DATA ANALYSIS PROCESS

The thermal image data captured at the clinical site consists of a time sequence of digitized thermal images. This data is sent to TMI for post-processing data analysis to generate images for clinical assessment. The following is a summary of the proprietary TMI post processing methodology:

-     Digital image and subject data received and catalogued.
- Subject motion correction is applied using spatial registration and filtering algorithms.
- A set of "feature plane" images are generated using thermal response modeling algorithms to transform the time sequence image data.
- Regions of Interest (ROIs) are selected, based on suspicious region as indicated by mammogram or clinical examination, from the feature plane and time sequence images using statistical pattern recognition algorithms.
- The ROIs are scored for level of suspicion using statistical classification algorithms.
- Feature plane images are rendered (video display unit or hard copy) with the ROIs and corresponding level-of-suspicion scores for clinical assessment (independent reading).


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      3.0 PROTOCOL RATIONALE

      3.1 STUDY OBJECTIVE

The objective of the study is to determine if the TMI System, when used in conjunction with clinical examination and/or diagnostic mammography, increases the ability of physicians to differentiate benign from malignant, or suspicious, breast abnormalitites.

      3.2 STUDY DESIGN

The study is designed to compare the results of clinical examination and/or diagnostic mammography with and without the use of the TMI system. The study will include subjects who have undergone diagnostic mammography or clinical examination at one of three sites. All subjects who meet inclusion/exclusion criteria and have been recommended for surgical or core biopsy based on diagnostic mammography will be eligible to enroll in the study. In addition, subjects having abnormal clinical findings who are recommended for surgical or core biopsy will also be eligible. The second set of subjects may proceed directly to TMI and biopsy if so advised by their physician. A level of suspicion will be assigned to each breast lesion using a scoring of 1-5. The level of suspicion (1-5) will be determined using the ACR classification criteria. This level of suspicion will be determined based on clinical examination and/or diagnostic mammogram first. Secondly, a level of suspicion will be determined for the abnormality with the addition of the TMI images. The same investigator will make the determination of the level of suspicion following diagnostic mammography and/or clinical examination, and again following the evaluation of the TMI images. The investigator will determine the level of suspicion including the TMI images at a later date and will be blinded to the subject's subsequent diagnostic evaluation and final determination. The image collection for this set of subjects will take place prior to biopsy at one of several clinical sites. The evaluation of the two data sets will be conducted after the conclusion of image collection. The use of the TMI System will not be a factor in determining the subject's course of evaluation or treatment. Performance parameters (ROC analysis, sensitivity, specificity) will be determined and compared between clinical examination and diagnostic mammography with and without the use of the TMI System. In addition, a determination of whether the breast tissue is benign or malignant will also be made following clinical examination and diagnostic mammography and again following the inclusion of the TMI images.

      3.3 FINAL DETERMINATION OF SUBJECT STATUS

The pathology findings from core or surgical biopsy will be used as the final determination of subject status.


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      3.4 STUDY POPULATION

          3.4.1     NUMBER OF SUBJECTS

The study will include subjects who have been recommended for surgical or core biopsy based on clinical examination and/or diagnostic mammography. Sample size will be 600 (see Section 6).

          3.4.2     INCLUSION CRITERIA

The inclusion criteria for the study are as follows:

- Subject has undergone a mammogram, results are interpretable and a surgical or core biopsy has been recommended, or

- Subject has undergone a clinical examination, results are available and a surgical or core biopsy has been recommended, and

-     Subject has signed Informed Consent Form

          3.4.3     EXCLUSION CRITERIA

-     Previous breast surgery in breast of interest within last 3 years
-     Breast implants
-     Breast reduction
-     Previous radiation therapy in breast of interest
-     Over 300 pounds (table weight limit)
-     Pregnant
-     Women with histologically proven cancers in breast of interest

      3.5 STUDY ENDPOINTS

The study endpoints will be the following measures of performance of clinical examination and/or diagnostic mammography with and without the use of the TMI System.

-     Area under the ROC curve
-     Sensitivity
-     Specificity


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      4.0 STUDY PROCEDURES AND EVALUATIONS

A flow diagram for subjects is presented below.   The procedures for the TMI
Clinical Trial Protocol are included as Protocol Appendix I.






                       [GRAPHIC: The graphic is entitled "Clinical
                        Patient Flow" and sets forth a flow chart
                   detailing the steps involved in registering, testing,
                      and evaluating clinical trial participants.]






      4.1 SUBJECT ENROLLMENT

All subjects who have a suspicious diagnostic mammogram and/or abnormal clinical examination, are recommended for surgical or core biopsy, and meet entry criteria will be eligible to participate. A Signed Informed Consent will be obtained for each subject prior to entry into the study.


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      4.2 INFORMED CONSENT

Informed Consent must be obtained from all study subjects prior to study participation. The consent form must be signed by the subject or the subject's legally authorized representative(s). Copies of the Informed Consent statement for the subject are included as Protocol Appendix IV. The original signed Informed Consent is retained in the study subject's study records, and a copy is provided to the subject.

      4.3 TMI IMAGING

All enrolled subjects will undergo imaging with the TMI System at the investigational site. This should occur within 60 days of the initial examination leading to inclusion, and prior to the surgical or core biopsy.

      4.4 FURTHER DIAGNOSTIC TESTING

As indicated by the results of the diagnostic mammogram and/or clinical examination, the subject will proceed to surgical or core biopsy or be discontinued from the study. The results of the biopsy will be used to determine the final subject status which will serve as the "gold standard" against which results of both data sets will be compared. The comparison data sets will be clinical examination and/or diagnostic mammography, and diagnostic mammography and/or clinical examination PLUS the TMI System.

      4.5 DATA COLLECTION

Data will be recorded for all study subjects for whom Informed Consent is obtained, and TMI imaging will not be performed without Informed Consent.

The following data will be documented on the study case report forms (CRFs) (included as Protocol Appendix IV):

      SUBJECT BASELINE STATUS: date of birth; race; smoking history; current medications taken; height; weight; presence of palpable lesions; breast discomfort, swelling or itching; nipple discharge; previous breast operations; number of pregnancies; age of oldest child; age of menstruation onset; date of last menstrual period; medical history of diabetes, kidney problems, hypertension, previous cancer; age at menopause, if reached; history of hormone therapy; family history of breast or other cancer, or diabetes.


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      SUBJECT INFORMATION PRIOR TO TMI IMAGING:  time since last meal; time since last intake of alcohol; time since last intake of caffeine; time since last use of nicotine (if smoker); body temperature; blood pressure.

      RESULTS OF CLINICAL EXAMINATION: Results clearly documented, including symptoms, number of lesions, lesion location, lesion characteristics.

      RESULTS OF DIAGNOSTIC MAMMOGRAPHY: ACR category 1-5, number of lesions found, location, size and type of lesions, lesion characteristics.

      RESULTS OF TMI IMAGING: Results rated on a 1-5 scale similar to the ACR rating (classification of TMI Images included as Appendix III), lesion location.

      RESULTS OF BIOPSY: results of pathologic review (stage, type of cancer, presence of positive nodes), location of lesion.

Incoming data will be reviewed to identify inconsistent or missing data and unanticipated adverse device effects. Data errors or incompleteness will be addressed in correspondence to the investigational site and/or during site visits. All hard copy forms and data files will be secured to ensure confidentiality. Quality assurance procedures are designed to ensure that complete, accurate and timely data are submitted, that protocol requirements are followed, and that complications and unanticipated adverse device effects are reported as required.


Study subjects who choose to terminate study participation will be documented with a full explanation of the reasons for termination.

CRF samples are provided in Appendix IV of this Protocol.


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      5.0 EVALUATION CRITERIA

          5.1  EFFECTIVENESS

Effectiveness will be assessed by comparing the performance of the diagnostic mammography and/or clinical examination with and without the use of the TMI System in the identification of suspicious breast abnormalities as benign or malignant. The assessment will be conducted using the pathology as the "gold standard" (see Section 2.3 above). Analysis of performance will include calculation of the standard performance parameters:

- Area under the ROC curve (ROC analysis will be performed to compare diagnostic mammography with and without the TMI System)

-     Sensitivity

-     Specificity

The TMI System will be considered effective if its performance in conjunction with diagnostic mammography and/or clincal examination is clinically better than mammography and/or clinical examination alone.

Additional analyses will be conducted on sub-population of the data set as follows:

- Mammographic characteristics considered positive: calcifications, mass, distortions

-     Size of mammographically detected lesion: < .5cm, .5-1cm, > 1cm

-     Depth of lesion, as available

      5.2 SAFETY

Safety will assessed by evaluating the occurrence of adverse effects.


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      6.0 STATISTICAL ANALYSIS

The primary statistical technique to determine the effectiveness of this device will be the receiver operating characteristic (ROC) analysis. This approach facilitates the comparison of devices over a range of sensitivities and specificities. The technique is explained by Metz (1) and Hanley (2). The ROC curve for a given device, operator, or situation is generated by plotting the TRUE POSITIVE FRACTION vs the FALSE POSITIVE FRACTION as the threshold parameter (LOS in this case) is varied. The curves for two devices can be easily compared. If the curve for one device is higher for all threshold values, its performance is clearly superior regardless of the threshold parameter the operator chooses. The curves clarify the trade-offs if they cross. One parameter that is useful for quantifying the performance of a device is the area under the ROC curve. An area of 1.0 represents ideal performance: a 100% true positive can be reached with no false positive calls. Operation along the 45 degree line (FALSE POSITIVE FRACTION equals TRUE POSITIVE FRACTION) represents pure chance.

In this study the ROC analysis tables will compare LOS results of diagnostic mammography and physical examination (pre-TMI) versus the results of post-TMI assessment. The post-TMI assessment will use the cumulative information derived from mammography, physical examination and TMI imaging. Indices for area under the curve will be evaluated for differences in pre-TMI and post-TMI. The objective will be to provide a 95% confidence interval of + 5%. Assuming that 50% of the cases will have a positive biopsy, 600 cases will result in 300 positive biopsies. If the sensitivities of the two techniques exceed 90% then the 95% confidence interval will be less than + or - 5%.

Standard performance parameters for sensitivity and specificity will also be calculated and compared for statistical significance. Performance parameters will be determined by comparing a test method's accuracy to a gold standard. The gold standard used will be the biopsy result.


--------------

(1) Charles E. Metz, "Basic Principles of ROC Analysis", SEMINARS IN NUCLEAR MEDICINE, Vol. VIII, No. 4. (Oct. 1978, pp. 283-298.
(2) James A. Hanley "Receiver Operating Characteristics (ROC) Methodology: The State of the Art", CRITICAL REVIEWS IN DIAGNOSTIC IMAGING, Vol. 29, Issue 3
(1989), pp. 307-355.


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      7.0 UNANTICIPATED ADVERSE DEVICE EFFECTS

          7.1  DESCRIPTION

An unanticipated adverse device effect (UADE) is any serious adverse effect on health or safety or any life threatening problem or death caused by, or associated with the TMI imaging session if that effect, problem, or death is not identified in nature, severity, or degree of incidence in the investigational plan for this device; or any other unanticipated serious problem associated with the device that relates to the rights, safety, or welfare of the subjects.

          7.2  REPORTING

UADEs must be reported to the sponsor and to the approving IRB as soon as possible, but in no event later than 10 working days after the Investigator first learns of the effect.

Telephone or fax reports to QMTC are to be made within 24 hours to:

      Chris Chapman M.D.
      QMTC
      Phone:   (703) 276-0400
      Fax:     (800) 246-3224

The CRF regarding the UADE must be completed within 72 hours of learning of the effect. Appendix VII of this protocol provides a sample UADE reporting form.


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8.0   INVESTIGATOR RESPONSIBILITIES AND OBLIGATIONS

          8.1  INVESTIGATOR RESPONSIBILITIES

The Investigator is responsible for ensuring that the investigation is conducted according to this protocol and that the Investigator follows the Investigator Agreement, the Investigational Plan and applicable FDA regulations. The Investigator is responsible for ensuring that Informed Consent is obtained from each study subject and from each study donor.

The Investigator shall permit the device to be used only under his direction. Upon completion or termination of this study, or at the sponsor's request, the investigator shall return to the sponsor any remaining unused materials associated with the device or otherwise dispose of the device as the sponsor directs. The Investigator Agreement is provided in Protocol Appendix VI.

          8.2  INVESTIGATOR RECORDS

The Investigator will maintain complete, accurate and current study records, including the following materials:

1. Correspondence with the sponsor, the Clinical Monitor, the Medical Monitor, the IRB, and the FDA;

2. Accountability of records of receipt and use of the investigational device and other study materials, including the names of all persons who received, used, or disposed of each device;

3. Study Subject Records, including informed consent forms, copies of all completed subject CRFs and supporting documents (laboratory reports and reports of diagnostic tests, medical records, etc.), and records of exposure of each study subject to the device;

4.    Instructions for use;

5. Current study protocol and protocol deviation log, with dates and details of any reason for deviations from the protocol that could affect the scientific quality of the study or the rights, safety, or welfare of the subjects;

6. All relevant observations, including records concerning adverse device effects (whether anticipated or unanticipated);

7.    A copy of all approvals of the clinical investigation;

8.    The approved blank Informed Consent form and blank subject CRFs;


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9.    Certification that the Investigational Plan has been approved by all of the necessary approving authorities; and

10. Signed Investigator's Agreements with CVs of the Principal Investigator and all participating co-investigators attached.

These records shall be maintained for a period of two years after the latter of the following two dates: the date on which the investigation is terminated or completed, or the date that the records are no longer required for purposes of supporting a pre-market approval application or notice of completion of a product development protocol.


8.3   INVESTIGATOR REPORTS

The Investigator will be responsible for the following reports:

1.    Unanticipated Adverse Device Effect

An unanticipated adverse device effect is any serious adverse effect on health or safety, or any life threatening problem or death caused by, or associated with the device, if that effect, problem, or death is not identified in nature, severity, or degree of incidence in the Investigator's Brochure submitted for this device; or any other unanticipated serious problem associated with the device that relates to the rights, safety, or welfare of the subjects.

The Investigator shall report any unanticipated adverse device effect to the sponsor and to the reviewing IRB as soon as possible, but in no event later than 10 working days after the Investigator first learns of the effect. As described in section 5.2, QMTC requires that telephone reports of UADEs are made to QMTC within 24 hours of learning of the event. The CRF regarding the UADE must be completed within 72 hours.

2.    Withdrawal of IRB Approval

The Investigator shall report to the sponsor within five working days if, for any reason, the IRB withdraws approval to conduct the investigation. The report will include a complete description of the reason(s) for which approval was withdrawn.

3.    Deviations from the Investigational Plan

The Investigator shall notify the sponsor and the reviewing IRB of any changes in, or deviations from, the Investigational Plan to protect the life or physical well being of the subject in an


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emergency.  Such notice shall be given as soon as possible, but in no event later than five working days after the emergency occurs. Except in such emergency, prior approval by the sponsor is required for changes in or deviations from a plan; and, if these changes or deviations may affect the scientific soundness of the plan, or the rights, safety or welfare of the subjects, FDA and/or IRB approval also is required.

4.    Use of Device without Informed Consent

No subject may be treated with the device without PRIOR Informed Consent, such treatment constituting violation of federal regulations. If the Investigator treats a subject with the device without prior Informed Consent, the Investigator must report this use to the sponsor and the reviewing IRB within five working days after use occurs.

5.    Progress Reports

The Investigator is required to submit annual progress reports to the sponsor, to the Clinical Monitor and to the reviewing IRB. Reports must include the number of study subjects entered into the study, the treatment and dosage administered, a summary of all follow-up evaluations, a summary of all adverse events and a general description of the progress of the study.

6.    Final Report

The Investigator will submit a final report to the sponsor and to the IRB within 3 months of termination of the study or termination of that Investigator's participation in the study.

7.    Other Reports

Upon request of the sponsor, the FDA or the IRB, the Investigator shall provide accurate, complete and current information.

Beyond these regulatory requirements, full protocol compliance is vital to the success of the study, thus minimizing the number of cases later classified as incomplete, unusable, or not evaluable.


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      9.0 INSTITUTIONAL REVIEW BOARD (IRB)

          9.1  IRB RESPONSIBILITIES

The IRB is responsible for:

1. Conducting the initial and continuing review of the clinical investigation at the IRB's institution and reporting its findings and actions to the Investigator and institution;

2. Determining which projects require review more often than annually and which projects need verification from sources other than the Investigator that no material changes have occurred since the previous IRB review;

3. Ensuring that changes in the clinical investigation may not occur without IRB approval except to eliminate apparent immediate hazards to the subjects; and

4. Following written procedures for ensuring prompt reporting to the IRB, appropriate institutional officials and the FDA of; (a) unanticipated problems involving risks to the subjects or others, (b) any serious or continuing non-compliance or (c) any suspension or termination of IRB approval.

IRBs must comply with FDA's IRB regulations (21 CFR part 56).

      9.2 IRB RECORDS

The IRB must maintain the following records:

1. Copies of the research proposal and any associated scientific evaluations, approved sample consent documents, progress reports submitted by the clinical investigators, and reports of injuries to the study subjects;

2.    Detailed minutes of the IRB meetings;

3.    Records of continuing review activities;

4.    Copies of all correspondence with the Investigators;


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5.    A list of all IRB members and relevant education, experience, profession, affiliation and any employment or other relationship between each member and the institution;

6.    Written procedures for the IRB; and

7.    Statements of significant new findings provided to subjects in the study.

These records must be retained for at least three years after completion of the research and shall be accessible for inspection and copying by authorized representatives of the FDA.


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      10.0     REFERENCES

1. Agency for Health Care Policy and Research. A Proposal for a National Mammography Database: Content, Purpose, and Value. AJR, 1995; 164:1331-1334.

2. Bird, RE et al. Analysis of Cancers Missed at Screening Mammography. Radiology, 1992; 184:613-617.

3. Ciatto, S et al. Nonpalpable Lesions Detected with Mammography: Review of 512 Consecutive Cases. Radiology, 1987; 165: 99-102.

4. Giger, ML et al. Computer-aided Methods Help Cancer Diagnoses. Diagnostic Imaging, November 1996, pp 17-20.

5.    Martin, JE et al.  Breast Cancer Missed by Mammography.  AJR 132:
      737-739.


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                                 PROTOCOL APPENDIX I

                    PROCEDURES FOR THE TMI CLINICAL TRIAL PROTOCOL


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                           PROCEDURES FOR THE TMI CLINICAL
                                    TRIAL PROTOCOL










Prepared for Thermal Medical Imaging
1760 South Telegraph Road, Suite 202
Bloomfield Hills, MI  48302

November 1996
TRW Inc.
1104 Country Hills Drive
Ogden, Utah  84403


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1.0   INTRODUCTION AND SCOPE

1.1   INTRODUCTION

The purpose of this manual is to provide a step-by-step process to follow while performing the procedure for the clinical trial for breast cancer detection using thermal imaging. A detailed description of each step has been provided.

1.2   SCOPE

This procedure will be used in the TMI clinical trial to determine the efficacy of the TMI Breast Imaging System for breast cancer identification.

1.3   PROBLEMS WITH THE PROCEDURE

Should you find any problem with this manual, please contact TMI, Inc. so that the problem may be corrected for you.

          TMI, Inc.
          Phone: (248) 745-4960
          Pager: (800) 800-9725/ Bill Black
          FAX: (248) 745-4965


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2.0   GENERAL INFORMATION

2.1   PROCEDURE SUMMARY

The TMI functional thermal breast imaging procedure is an innovative test which simulates a thermal response by the subject and collects temperature data from the surface of the breast. The subject is positioned in the prone position with one breast surrounded by a set of first surface thermal reflecting mirrors and the other breast placed in a protective boot. Collection is started at a rate of one frame every two seconds. After 30 seconds, refrigerated air is blown on the breast and data is collected for approximately 130 more frames. This data is then retrieved and analyzed, as a time series, to identify anomalies in the subject's thermal responses. The procedure is then repeated for the other breast.

2.2   INFRA-RED DETECTION SYSTEM

The system processor is comprised of a Central Processing Unit (CPU), optics unit, color monitor, laser disk drive, keyboard, mouse, and power conditioning unit. Other peripherals may be connected to your system, such as a printer or card reader.

The TMI system runs on a UNIX Operating System named Lynx OS. With a UNIX Operating System, you must NEVER turn off the power without shutting down the system via mouse and keyboard commands. When the Lynx OS has been shutdown properly, you will get a message that states: ***LYNX OS IS DOWN***.

2.3   MOUSE

The mouse is a standard three button mouse. Each button may have a separate command assigned to it according to what area of the program you are in. An example is when you are moving a window. The Left button will drag the window, the Middle button will complete the move, and the Right button will cancel the action. At the top of the screen, you will see your options displayed on a status bar.

2.4   KEYBOARD

The keyboard is not the standard keyboard that you may be familiar with. It has been shortened in length with three sets of function keys above the alphanumeric keys. This allows for more efficient usage of desk space and less tracking when using the function keys on the keyboard.

2.5   USING THE MOUSE AND KEYBOARD

With the TMI system software, the mouse can be used to bring up a menu screen that duplicates the layout of the keyboard function keys. On this menu screen, each keyboard function key is represented by a button. This button can be used interchangeably with the keyboard. As you become more familiar with the software, you may find shortcuts by using both the mouse and keyboard at the same time.


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2.6   PATIENT POSITIONING AND COOLING TABLE (PPCT)

The PPCT is a subject positioning table designed to provide imaging of the complete breast area with a set of first surface thermal reflecting mirrors. In addition, a cooling system has to be integrated to provide a mechanism for triggering the desired subject response. The table is designed to view one breast at a time, storing separate files for each breast.


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3.0    EXAMINATION PROCEDURES

3.1   POWER UP THE SYSTEM
      -   Turn on the power strip.
      -   Turn PPCT system power on.
      - Ensure that the airflow exits from the exhaust (lower duct) and bypass (upper duct) at the rear of the PPCT.

3.2   PRE EXAMINATION PROCEDURES
      -   Ensure Informed Consent form has been completed.
      -   Ensure appropriate case report forms have been completed.
      -   Fill out the TMI EXAMINATION LOG BOOK listing:
          *    Subject's Initials
          *    Study Number
          *    Date
      -   Have the subject take a seat in the exam area.

3.3   SYSTEM BOOT UP AND LOGGING IN
      -   Wait until you see the USERNAME prompt.
      -   Type in bales
      -   Type TIP or TIP200 and press Enter on the keyboard.

3.4  INITIAL IMAGING SETUP

      -   Select MENU from the top left corner of the screen.


                         [GRAPHIC: Illustrated; representation
                       of Keyboard with the "Sys" key darkened.]

                         Figure 3.1 -- SYS key on Menu Window


      -   Select SYS (refer to Figure 3.1).


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                    [GRAPHIC: Illustrated representation
                       of Sys window screen with the
                        "Setup" box highlighted.]


                               Figure 3.2 -- Sys Window

      -   Verify that the SLOW scan speed button is selected.
      -   Select SETUP (refer to Figure 3.2).
WAIT 45 SECONDS FOR THE CAMERA TO POWER UP. YOU WILL HEAR THE CAMERA HUMMING AS IT PREPARES ITSELF FOR SCANNING.
      -   Select DONE.

3.5   PREPARING FOR EXAMINATION
      -   Ask Subject to disrobe from the waist up.
      - Position step ladder on the side of the table system, with the steps of the ladder parallel to the table.
      -   Direct subject to utilize the ladder to sit on the table.
      -   Record time and room temperature.
      -   Select MENU from the top left corner of the screen


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                 [GRAPHIC: Illustrated representation
              of keyboard with the "Scan" button darkened]

                       Figure 3.3 -- Scan key from Menu Window
      -   Select Scan (refer to Figure 3.3)
Note: A scanning window will appear in the lower right corner to the screen.


                  [GRAPHIC: Illustrated representation
                    of keyboard with the "Color Map"
                           button darkened.]


                     Figure 3.4 -- ColorMap key from Menu Window

      -   Select COLOR MAP(refer to Figure 3.4)
      -   Verify that grey is selected
      -   Verify midtemp is 30 (default)


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                   [GRAPHIC: Illustrated representation of
                  "Color Map Window" screen with "Repeat All"
                     and "Done" rectangles highlighted.]



                            Figure 3.5 -- ColorMap Window

      -   Set Sens (C/L) to 0.10 (refer to Figure 3.5).
      - Set number of levels to 110 (default) or setting which yields clearest picture
      -   Select REPEAT ALL.
      -   Select DONE.
      -   Color map window may be closed at this time, but is not necessary

3.6   RECALL THE IMAGE TEMPLATE
      -   Select MENU from the top left corner of the screen.


                  [GRAPHIC: Illustrated representation
                of keyboard with "Recall" button darkened.]


                      Figure 3.6 -- Recall key from Menu Window


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      -   Select RECALL (refer to Figure 3.6).


                      [GRAPHIC: Illustrated  representation of
                       "Recall Window" screen with "Hard Disk,"
                   "First 10," and "Recall" rectangles highlighted.]



                             Figure 3.7 -- Recall  Window

      -   Select HARD DISK.
      -   Select FIRST 10.
      -   Click on image named TEMPLATE.
      -   Select RECALL.
      -   Select OK.
      -   Move TEMPLATE Window to bottom left corner of the screen.
      -   Move cursor into the Template Window.
      -   Click middle mouse button.
      -   Select CANCEL regarding setting the ColorMap for recalled image.
      -   Select DONE.

3.7   TABLE PREPARATION

      - Cover head and body support, and breast boot with health guard tissue or sheet.
      -   Alcohol swab the sternum support of the breast support.


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      -   Spray remainder of vinyl with disinfectant, ensuring that cover remains over breast opening.

3.8   CREATE NEW EXAMINATION IMAGE WINDOW

      -   Select MENU from the top left corner of the screen.


                    [GRAPHIC: Illustrated representation
                   of Keyboard with "G2" button darkened.]


                        Figure 3.7 -- G2 key from Menu Window

      -   Select G2 (refer to Figure 3.7).
      -   Select DUP (refer to Figure 3.8).


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                      [GRAPHIC: Illustrated representation
                        of "G2 Window" screen with "DUP"
                       and "Done" rectangles highlighted.]


                               Figure 3.8 -- G2 Window

      -   Click on the TEMPLATE Image Window.

THIS WILL INITIATE THE CREATION OF AN ADDITIONAL IMAGE WINDOW REFERRED TO AS THE EXAMINATION IMAGE WINDOW.

      -   Move the Examination Image Window to left side of the screen.
      -   Move Cursor into the New Exam Window.
      -   Click middle mouse button.
      -   Select DONE.

YOU ARE NOW READY TO POSITION THE SUBJECT AND FOCUS THE CAMERA. PROPER SUBJECT POSITIONING AND CAMERA FOCUS ARE CRITICAL TO THE EXAMINATION PROCESS. TAKE EXTRA TIME TO INSURE THAT YOU HAVE ACHIEVED THE OPTIMAL CHOICE OF BOTH.


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3.9   POSITIONING SUBJECT AND FOCUSING CAMERA

      - Direct subject to lay in the prone position on the table and align with the breast boot and breast support, and center of circumferential mirror system.
      - Verify alignment on the EXAMINITION Image Window and adjust the subject positioning as required.
      -   Select MENU from the top left corner of the screen.


                      [GRAPHIC: Illustrated representation
                    of keyboard with "Focus" button darkened.]


                        Figure 3.9 -- Focus key on Menu Window

      -   Select FOCUS (refer to Figure 3.9).




                      [GRAPHIC: Illustrated representation
                       of "Focus Window" screen with "Done"
                             rectangle highlighted.]

                             Figure 3.10 -- Focus Window


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      -   If image is blurred, manually position the Distance bar so that the image is as clear as possible. (Approximate cm160) (refer to Figure 3.10).
      -   Select DONE.
      -   Turn on temperature measuring device
      -   Verify values being recorded in Celcius, default is Farenheit.
      - Press Temp 1, record value in source document as thermocouple 1 temperature.
      - Press Temp 2, record value I source document as thermocouple 2 temperature
      -   Record time using 24 hour clock.

3.10  COLLECT THERMAL IMAGES

      -   Select MENU from the top left corner of the screen.
      -   Select G2 (refer to Figure 3.7).





                      [GRAPHIC: Illustrated representation
                       of "G2 Window" screen with "Collect"
                       and "Done" rectangles highlighted.]

                               Figure 3.11 --G2 Window


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      -   Select COLLECT (refer to Figure 3.11).
      -   Click on the Examination Image Window.




                      [GRAPHIC: Illustrated representation
                     of "Set Frames and Delay Time Window".]



                   Figure 3.12 -- Set Frames and Delay Time Window

AT THIS POINT REMIND THE SUBJECT TO BE STILL.
      -   Set Frames in the box to equal the number on the left of the box (e.g.
          103) (refer to Figure 3.12).
      -   Set Delay to 2000.
YOU ARE NOW READY TO COLLECT THE TMI IMAGE. IF IT HAS BEEN FIVE MINUTES SINCE THE SUBJECT HAS DISROBED, CONTINUE WITH THE EXAMINATION. OTHERWISE, WAIT UNTIL THE FIVE MINUTES IS REACHED BEFORE CONTINUING WITH THE EXAMINATION.

INFORM THE SUBJECT THAT THE TEST IS ABOUT TO BEGIN AND BEGIN COLLECTING IMAGES.

      -   Click on OK.

THIS BEGINS THE TEST AND IT WILL RUN FOR THREE  TO FIVE MINUTES.
AFTER 30 SECONDS OF ELAPSED TIME LET THE SUBJECT KNOW THAT YOU WILL BE TURNING ON THE FANS AND THEY WILL HEAR A CLICK.

      - Shift the diverter so that the air flow is directed to the diffuser manifold.

THE G2 WINDOW APPEARS WHEN THE TEST IS FINISHED GATHERING IMAGES. LET THE SUBJECT KNOW THAT THE TEST IS COMPLETED WHEN THIS WINDOW APPEARS.

      -   Close the deverter.


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      -   Inform the subject they may sit up.

REVIEW THE COLLECTION OF IMAGES FOR QUALITY. IF SUBJECT MOVEMENT OR "JUMPY" BEHAVIOR IS PRESENT, YOU WILL NEED TO COLLECT ANOTHER SET OF IMAGES FOR THE BREAST THAT WAS JUST SCANNED.

      - To review all of the images, first select the Fast Scan Image Window that contains the images just collected.
      - At the top right of that window, click on the green box that contains the current image number and the total number of images (example: 1 / ### ).
      - Move the mouse point outside of the image and the rate of change for the images will increase. Look for subject movement and any "jumpy" behavior while the images are scrolling. Note that the images will wrap around to the start and you will see a change from the last frame to the first frame.
      - When you are finished reviewing the images, click inside the image to stop the scrolling.


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YOU ARE NOW READY TO SAVE THE IMAGES.

IF THE COLLECTION OF IMAGES ARE OF GOOD QUALITY, PROCEED TO STEP 3.11.

OTHERWISE, IF THE SET OF IMAGES WAS FOR THE RIGHT BREAST AND YOU STILL NEED TO COLLECT IMAGES FOR THE LEFT BREAST , ACCOMPLISH STEPS 3.8-3.11 FOR THE LEFT BREAST AND THEN REPEAT RIGHT BREAST IMAGING.

IF NO OTHER SET OF IMAGES NEEDS TO BE COLLECTED, ALLOW THE SUBJECTS BODY TO NORMALIZE BEFORE THE PROCEED IS RAN AGAIN. ONCE THE SUBJECT IS NORMALIZED, PROCEED TO STEP 3.8.


3.11  SAVING THERMAL IMAGES

      -   Select DONE from the G2 Window (refer to Figure 3.11).
      -   Select MENU from the top left corner of the screen.


                      [GRAPHIC: Illustrated representation
                    of Keyboard with "Save" button darkened.]


                     Figure 3.13 -- Save key from the Menu Window

      -   Select SAVE (refer to Figure 3.13).



                      [GRAPHIC: Illustrated representation
                    of "Save Window" screen with "One Image,"
                  "Laser," and "Done" rectangles highlighted.]

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                              Figure 3.14 -- Save Window

      -   Select HARD DISK
      - Enter the TMI Subject Number and breast imaged in the image Text Window (e.g. T0001-R).
      -   Select ONE IMAGE.
      -   Click on the Fast Examination Image Window.
      -   Select OK.
      -   Select OK.
      -   Select OK.
      -   elect DONE.

SAVING THE IMAGE WILL TAKE APPROXIMATELY 3 MINUTES.
WHILE THE IMAGE IS BEING SAVED YOU MAY POSITION THE SUBJECT FOR THE LEFT BREAST. YOU HAVE NOW SAVED THE IMAGE TO THE TMI HARD DRIVE.
      -   Close the Fast Examination Image Window.
      -   Select YES to confirm.

3.12  POSITION AND IMAGE THE LEFT BREAST
      -   Repeat step 3.8 - 3.11 for the left side.
      -   Inform the subject she may get dressed.

DO YOU HAVE ANOTHER SUBJECT NOW?  IF SO, GO BACK TO STEP #3.7.

TRANSFER IMAGES FROM HARD DRIVE TO LASER AT END OF EACH DAY.
      -   RECALL IMAGE FROM HARDISC
      -   SELECT MENU
      -   SELECT SAVE
      -   SELECT LASER
      -   INSERT LASER DISC INTO DRIVE
      -   TYPE IN SUBJECT ID AND LT FOR LEFT BREAST, RT FOR RIGHT BREAST
      -   SELECT 1 IMAGE
      -   CLICK ON FAST EXAMINATION IMAGE WINDOW
      -   SELECT OK
      -   SELECT OK
      -   SELECT OK
      -   SELECT DONE
      -   IMAGE HAS BEEN SAVED


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      -   REPEAT FOR OTHER IMAGES.
      -   IMAGES MAY BE DELETED FROM HD AFTER COPYING TO DISC.

3.13  SHUTTING DOWN THE SYSTEM
      -   Close any windows remaining open
      -   Select QUIT from the upper right corner of the screen.
      -   Select QUIT to confirm exiting the program.
      -   Type SHUTDOWN
      -   ***LYNX OS IS DOWN***** will appear.
      -   Wait five minutes, turn off PPCT power.
      -   Turn off computer and the power strip.


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                                 PROTOCOL APPENDIX II

                     ACR BREAST IMAGING REPORTING AND DATA SYSTEM


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                     ACR BREAST IMAGING REPORTING AND DATA SYSTEM

                                          1.
Negative- Routine follow up, nothing to comment on. If clinical finding exist, a statement is made to indicate this finding should be dealt with independently of the mammogram.


                                          2.
Benign finding- Negative, but a description of the benign finding is given


                                          3.
Probably benign-Short interval follow up


                                         4.
Suspicious abnormality- Biopsy recommended. Lesions without characteristic morphology of breast cancer, but having definite probability of being malignant.


                                         5.
Highly suggestive of malignancy-appropriate action should be taken.


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                                PROTOCOL APPENDIX III
                                  CASE REPORT FORMS


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                                 PROTOCOL APPENDIX IV

                              INFORMED CONSENT MATERIALS


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                               SAMPLE INFORMED CONSENT

               CONSENT TO ACT AS A SUBJECT IN AN INVESTIGATIONAL STUDY




















               CONSENT TO ACT AS A SUBJECT IN AN INVESTIGATIONAL STUDY


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I am being asked to participate in a study to research the effectiveness of computerized thermal imaging of the breasts as an addition to mammogram and clinical breast examination. Thermal imaging of the breasts is a painless technology for breast imaging which involves no squeezing of the breast, and has been performed on thousands of patients. Thermal imaging of the breasts produces a temperature picture of the breasts where slight variations in temperature are recorded. The study in which I am being asked to participate involves the use of advanced computer program applications not previously possible with thermography. Using this new computerized thermal imaging system, we hope to be able to provide an additional source of information for doctors to use in examination of the breasts to help avoid unneeded breast surgery. The thermal imaging system is intended to be used together with mammogram and clinical examination.


Multiple clinical experiments have been done showing that skin above cancerous tumors is 1-3 degrees F. warmer than other areas of the breast. Thermal imaging is the process of obtaining a temperature map of the breasts to detect the presence of abnormal thermal patterns. This is done using infra-red scanning devices which can detect temperature differences of less than .5 DEG. F. Thermal imaging does not use x-rays, such as those used by mammogram machines. There are no known harmful effects of thermal imaging. The primary benefit of this study would be that thermal imaging would allow a doctor to better differentiate benign vs. malignant breast tumors than is possible with mammography or clinical examination alone, with zero risk.

The total time to perform a computerized thermal imaging of the breasts is about 20 minutes. You will be positioned face down on the scanning table with one breast being scanned at a time while the other rests in a protective sleeve. Refrigerated air will be blown onto the breast for 3-5 minutes. You may feel a chill during this part of the examination. The process will be repeated on the other breast. The cooling of the breast tissue helps the specially developed computer programs to identify abnormal temperature patterns.

COSTS AND PAYMENTS: There will be no cost to me or my insurance company for the computerized thermal imaging studies of my breasts during this investigational study. I will not be paid for my participation.



Date                     Version                  Pt Initials
CONFIDENTIALITY: I understand that any information about me or my diagnosis will be treated in the same confidential manner as other hospital medical records. I further understand that the FDA, the Institutional Review Board at this hospital and the equipment manufacturer, Thermal Medical Imaging, will have access to the records of the project. I consent to publication of any information for scientific purposes so long as my identity will not be revealed.

RIGHT TO WITHDRAW: I understand that I may refuse to participate in this study or withdraw at any time and that my decision will not adversely affect my care at this hospital or cause a loss of benefits to which I might otherwise be entitled. I also understand that I may be withdrawn from the study by investigators.

VOLUNTARY CONSENT:  Dr.                has explained the thermal imaging study
to me and has answered all of my questions related to the study. I also understand that should I have any additional questions about this research, they
will be answered by him/her, who can be reached on                    . If I
have any questions at any time that I would like to discuss with someone other than the


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Thermal Medical Imaging, Inc.                                       CONFIDENTIAL
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investigator, I am free to call the Office of the Executive Secretary,
         University Institutional Review Board on                   .
By signing this form, I agree to participate in this study.



-------------------------------    --------------------------------
Patient's Printed or Typed Name    Patient's Signature


-------------------------------    --------------------------------
Witness                            Date and Time

Investigator's Certification
I declare that I have personally explained the above information to the patient.


-------------------------------
Investigator's Signature


-------------------------------    --------------------------------
Witness                            Date and Time

Date                     Version                  Pt Initials


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Thermal Medical Imaging, Inc.                                       CONFIDENTIAL
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                                 PROTOCOL APPENDIX V

                                INVESTIGATOR AGREEMENT


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                                 PROTOCOL APPENDIX VI

                           UNANTICIPATED ADVERSE EVENT FORM


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Thermal Medical Imaging, Inc.                                       CONFIDENTIAL
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                                PROTOCOL APPENDIX VII

                           SPECIFICATION FOR THE TMI SYSTEM


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SPECIFICATION FOR THE TMI SYSTEM
















Prepared for Thermal Medical Imaging
South Telegraph Road, Suite 202
Bloomfield Hills, MI  40302

November 1996
TRW Inc.
P.O. Box 1310
San Bernardino, California 92402


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1.0   Scope

This specification is for the fabrication of a Dual Sequential Patient Positioning and Cooling Table System. The system consists of a cooling system, table structure, and mirror system.

2.0   Application

This system is to be used for the purpose of thermal imaging breast cancer detection.

3.0   Design Criteria

Table 1.  Design Characteristics


--------------------------------------------------------------------------------
CRITERIA                           MINIMUM        MAXIMUM        OPTIMAL

--------------------------------------------------------------------------------
COOLING SYSTEM
--------------------------------------------------------------------------------
  Temperature (F)                  55             70
--------------------------------------------------------------------------------
  Air Flow (cfm)                   150
--------------------------------------------------------------------------------
MIRROR SYSTEM
--------------------------------------------------------------------------------
  Efficiency (%)                   95             100
--------------------------------------------------------------------------------
  Size
   Bounce                                                        (1) 8x10
   Cicumferential                                                (8) 4x8
--------------------------------------------------------------------------------
  Adjustable                                                     6 degrees of
                                                                 freedom
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TABLE STRUCTURE
--------------------------------------------------------------------------------
  Dimensions
 (LxWxH)                                          82"x36"x48"
  Table                                           59"x36"x2.5"
  Body Support                                    13"x36"x2.5"
  Head Support                                    12"x36x2.5"
  Breast Support
--------------------------------------------------------------------------------

4.0   Material Description

4.1   Table Structure
The table shall be made of extruded aluminum with a yield strength of at least 35,000 psi and strength to weight ratio of at least 16,000 psi. The table structure is depicted in Figures 1,2, and 3, which detail the plan, end, and side view of the structure respectively.

4.2   Table Padding Insert
The table padding shall consists of three inserts, as detailed below, and outlined in Figure 1.



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4.2.1 Body Support
The base of the body support shall be 0.75 inches of plywood, with a minimum of
2.5 inches of foam covered vinyl.

4.2.2 Head Support
The base of the head support shall be 0.75 inches of plywood. There shall be a minimum of 2.5 inches of foam covered vinyl on the head support.

4.2.3 Double Breast Support
The base of the breast support shall be made of 6061-T6 aluminum, 0.25 inches thick with 0.50 inches x 1.0 inches 6061-T6 aluminum bar reinforcement, with a minimum of 1.0 inch of foam on the sternum support, and a minimum of 2.5 inches of foam on the remaining surface area of the support. There shall be two opening in the breast plate measuring 8.0 inches in diameter.

4.3   Cooling System
The cooling system provides 150 cubic feet per minute (cfm) of cooled air. The temperature is adjustable via the heater to between 15 degrees below ambient to ambient at the diffuser exit. The ducting affiliated with the system, is 6 inches in diameter to the manifold, and 3 inches in diameter to the diffuser register. The return air ducting is also 3 inches in diameter. The structural frame of the overall system is 1.5 inches square. The overall cooling system layout is depicted in Figures 3 and 4.

4.4   Mirror System
The mirror system consists of a bounce mirror and eight circumferential mirrors, with selenium oxide protected gold plating. The mirror characteristics allows optimal reflection in the 8 to 12 micron range, with approximately 45 degrees of incidence and 99% reflection.


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                                       FIGURE 1
                                DUAL SEQUENTIAL TABLE
                                      PLAN VIEW


                    [GRAPHIC: Overhead view of "Dual Sequential
                    Table" showing Head Support, Reversible Chest
                          Support, and Main Body Support.]




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                                       FIGURE 2
                                 DUAL SEQUENTIAL TABLE
                                       END VIEW


                      [GRAPHIC: Illustrated representation
                       of end view of Dual Sequential Table showing
                      Lateral Mirrors, Diffusers, Bounce Mirror,
                        and Equivalent Optical Focal Point.]



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Thermal Medical Imaging, Inc.                                       CONFIDENTIAL
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                                       FIGURE 3
                                 DUAL SEQUENTIAL TABLE
                                       SIDE VIEW


                      [GRAPHIC: Illustrated representation
                       of side view of Dual Sequential Table
                   showing the Cooling system, Thermal Scanner,
                             Diffusers, and mirrors.]




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                                       FIGURE 4
                                     COOLING SYSTEM
                         (VARIABLE FLOWRATE, VARIABLE COOLING)


                      [GRAPHIC: Illustrated representation
                       of Cooling System showing functions
                    and processes regulated by Control panel.]